                                                                  EXHIBIT 4(f)




                      ====================================


                          FIRST SUPPLEMENTAL INDENTURE

                                    between

                             CMS ENERGY CORPORATION

                                      and

                              THE BANK OF NEW YORK

                           Dated as of June __, 1997


                      ====================================

                               TABLE OF CONTENTS


ARTICLE I.       DEFINITIONS....................................................................       4

SECTION 1.1.         Definition of Terms........................................................       4
                     -------------------

ARTICLE II. GENERAL TERMS AND CONDITIONS OF THE DEBENTURES......................................       7

SECTION 2.1.         Designation and Principal Amount...........................................       7
                     --------------------------------
SECTION 2.2.         Maturity...................................................................       7
                     --------
SECTION 2.3.         Form and Payment...........................................................       7
                     ----------------
SECTION 2.4.         Global Debenture...........................................................       8
                     ----------------
SECTION 2.5.         Interest...................................................................       9
                     --------

ARTICLE III. REDEMPTION OR EXCHANGE OF DEBENTURES...............................................       9

SECTION 3.1          Election to Redeem; Notice to Trustee......................................       9
                     -------------------------------------
SECTION 3.2          Selection of Debentures to Be Redeemed.....................................       10
                     --------------------------------------
SECTION 3.3          Notice of Redemption.......................................................       10
                     --------------------
SECTION 3.4          Deposit of Redemption Price................................................       11
                     ---------------------------
SECTION 3.5          Debentures Payable on Redemption Date......................................       11
                     -------------------------------------
SECTION 3.6          Debentures Redeemed in Part................................................       11
                     ---------------------------
SECTION 3.7          Mandatory Redemption.......................................................       11
                     --------------------
SECTION 3.8          Optional Redemption........................................................       12
                     -------------------
SECTION 3.9          Exchange of Trust Securities for Debentures................................       12
                     -------------------------------------------

ARTICLE IV. EXTENSION OF INTEREST PAYMENT PERIOD................................................       13

SECTION 4.1.         Deferrals of Interest Payment Dates........................................       13
                     -----------------------------------
SECTION 4.2.         Notice of Extension........................................................       13
                     -------------------

ARTICLE V. EXPENSES.............................................................................       14

SECTION 5.1.         Payment of Expenses........................................................       14
                     -------------------

ARTICLE VI
   CONVERSION OF DEBENTURES.....................................................................       14

SECTION 6.1          Conversion Rights..........................................................       14
                     -----------------
SECTION 6.2          Expiration of Conversion Rights............................................       15
                     -------------------------------
SECTION 6.3          Conversion Price Adjustments...............................................       15
                     -----------------------------
SECTION 6.4          Fundamental Change.........................................................       18
                     ------------------


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

SECTION 6.5          Prior Notice of Certain Events.............................................       15
                     -------------------------------
ARTICLE VII.
    SUBORDINATION...............................................................................       19

SECTION 7.1.         Agreement to Subordinate...................................................       19
                     ------------------------

ARTICLE VIII.
    COVENANT TO LIST ON EXCHANGE................................................................       20

SECTION 8.1.         Listing on an Exchange.....................................................       20
                     ----------------------

ARTICLE IX.
    FORM OF DEBENTURES..........................................................................       20

SECTION 9.1.         Form of Debenture..........................................................       20
                     -----------------
SECTION 9.2.         Form of Assignment.........................................................       27
                     ------------------

ARTICLE X.
    ORIGINAL ISSUE OF DEBENTURES.................................................................      27

SECTION 10.1.  Original Issue of Debentures......................................................      27
               ----------------------------

ARTICLE XI.
    MISCELLANEOUS................................................................................      28

SECTION 11.1.  Ratification of Indenture.........................................................      28
               -------------------------
SECTION 11.2.  Trustee Not Responsible for Recitals..............................................      28
               ------------------------------------
SECTION 11.3.  Governing Law.....................................................................      28
               -------------
SECTION 11.4.  Separability......................................................................      28
               ------------
SECTION 11.5.  Counterparts......................................................................      28
               ------------

           FIRST SUPPLEMENTAL INDENTURE, dated as of June __, 1997, (the "First Supplemental Indenture"), between CMS Energy Corporation, a Michigan Corporation (the "Issuer"), and The Bank of New York, as trustee (the "Trustee") under the Indenture dated as of June __, 1997 between the Issuer and the Trustee (the "Indenture").

           WHEREAS, the Issuer executed and delivered the Indenture to the Trustee to provide for the future issuance of the Issuer's Securities to be issued from time to time in one or more series as might be determined by the Issuer under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

           WHEREAS, Section 2.3 of the Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Indenture;

           WHEREAS, Section 8.1(e) of the Indenture provides that a supplemental indenture may be entered into by the Issuer and the Trustee without the consent of any Holders of the Securities to establish the form and terms of the Securities of any series.

           WHEREAS, pursuant to the terms of the Indenture, the Issuer desires to provide for the establishment of a new series of its Securities to be known as its ___% Convertible Subordinated Debentures due 2027 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

           WHEREAS, CMS Energy Trust I, a Delaware statutory business trust (the "Trust"), has offered to the public $150,000,000 million aggregate liquidation amount of its ____% Convertible Quarterly Income Preferred Securities (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Issuer of $4,500,000 aggregate liquidation amount of its ___% Convertible Quarterly Income Common Securities, in $154,500,000 aggregate principal amount of the Debentures; and

           WHEREAS, the Issuer has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Issuer and authenticated and delivered by the Trustee, the valid obligations of the Issuer, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

           NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Issuer covenants and agrees with the Trustee as follows:


                                   ARTICLE I.
                                  DEFINITIONS

SECTION 1.1.     Definition of Terms.

           Unless the context otherwise requires:

    (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

    (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

    (c)   the singular includes the plural and vice versa;

    (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

    (e) headings are for convenience of reference only and do not affect interpretation;

    (f) the following terms have the meanings given to them in the Trust Agreement: (i) Clearing Agency; (ii) Delaware Trustee; (iii) Preferred Security Certificate; (iv) Property Trustee; (v) Regular Trustees; (vi) Special Event; (vii) Tax Event; (viii) Underwriting Agreement; (ix) Investment Company Event; (x) Depositary; and (xi) Distribution;

    (g)   the following terms have the meanings given to them in this
Section 1.1(g):

           "Additional Interest" means the interest, if any, that shall accrue on any interest on the Debentures that is in arrears for more than one interest payment period or not paid during any Extension Period, which in either case shall accrue at the stated rate per annum specified or determined as specified in such Debenture and compounded quarterly.

           "Additional Sums" has the meaning specified in Section 2.5(c).

           "Additional Taxes" means the sum of any additional taxes, duties and other governmental charges to which the Trust has become subject from time to time as a result of a Tax Event.

           "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices for the Common Stock during the ten trading days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such securities, cash, or other property, in each case as adjusted in good faith by the Issuer to appropriately reflect any of the events referred to in Section 6.3.

           "Closing Price" means on any day the reported last sale price on such day or, in case no sale takes place on such day, the average of the reported closing bid and asked prices in each case on the NYSE Consolidated Transactions Tape or, if the stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any NYSE member firm, selected by the Trustee for that purpose

           "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive trading days prior to the record date for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such record date, the date on which the holders of the Common Stock shall have the right to receive such Common Stock, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities or
(ii) not later than the occurrence of such Fundamental Change, the outstanding Preferred Securities are converted into or exchanged for shares of convertible preferred stock of an entity succeeding to the business of the Company or a subsidiary thereof, which convertible preferred stock has powers, preferences, and relative, participating, optional, or other rights, and qualifications, limitations, and restrictions, substantially similar to those of the Preferred Securities.

           "Conversion Expiration Date" means, subject to Section 6.2(c) of the Indenture, the date selected by the Issuer not less than 30 days nor more than 60 days after the date on which the Issuer issues a press release announcing its intention to terminate the conversion rights for the Holders.

           "Conversion Price" shall have the meaning set forth in Section 6.1.

           "Coupon Rate" shall have the meaning set forth in Section 2.5.

           "Current Market Price" means, for any day the last reported sale price, regular way, on such day of Common Stock, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE Composite Transactions Tape, or, if the Common Stock is not listed or admitted to trading on the NYSE on such day, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, if the Common Stock is listed on a national securities exchange, or the Nasdaq National Market, or, if the Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

           "Dissolution Event" means that, as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration, and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

           "Expiration Time" shall have the meaning set forth in Section 6.3(e).

           "Extension Period" shall have the meaning set forth in Section 4.1.



           "Fundamental Change" means the occurrence of any Transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise), provided, that, in the case of a plan involving more than one such Transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon consideration that a holder of Common Stock received in such Transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property.

     "Global Debenture" shall have the meaning set forth in Section 2.4(a).

     "Interest Payment Date" shall have the meaning set forth in Section 2.5(a).

     "Non Book-Entry Preferred Securities" shall have the meaning set forth in
Section 2.4(a).

     "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

           "Predecessor Debenture" shall mean, of any particular Debenture, every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture, and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.9 of the Indenture in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

           "Purchased Shares" shall have the meaning set forth in Section
6.3(e).

           "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the 10 consecutive trading days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such common stock, or if there is no such record date, the date on which the holders of Common Stock shall have the right to receive such common stock, as adjusted in good faith by the Issuer to appropriately reflect any of the events referred to in Section .6.3.

           "Reference Date" has the meaning specified in Section 6.3(c).

           "Reference Market Price" initially means $______ (which is an amount equal to 66 2/3% of the reported last sale price for the Common Stock on the NYSE Consolidated Transactions Tape on June ____, 1997), and in the event of any adjustment of the Conversion Price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial Conversion Price of the Debentures.

           "Redemption Date" shall mean, when used with respect to any Debenture to be redeemed, the date fixed for such redemption by or pursuant to this Supplemental Indenture.

           "Redemption Price" shall have the meaning set forth in Section 3.3.

           "Transaction" shall have the meaning set forth in Section 6.4.

           "Trust Agreement" means the Amended and Restated Declaration of Trust of CMS Energy Trust I , a Delaware statutory business trust, dated as of June __, 1997.



                                  ARTICLE II.
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1.     Designation and Principal Amount.

           There is hereby authorized and established a series of unsecured Securities designated the "____% Convertible Subordinated Debentures due 2027", limited in aggregate principal amount to $154,500,000 (except as contemplated in Section 2.3(f)(2) of the Indenture).

SECTION 2.2.     Maturity.

           The Maturity Date of the Debentures is _____________, 2027.

SECTION 2.3.     Form and Payment.

           The Debentures shall be issued in fully registered form without interest coupons and shall be issuable in denominations of $50 and any integral multiple thereof. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions, at the office or agency of the Trustee in the Borough of Manhattan, the City of New York; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account maintained by the Holder. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Additional Interest and Additional Sums, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

SECTION 2.4.     Global Debenture.

           (a) In connection with a distribution of Debentures to Holders in connection with the involuntary or voluntary dissolution, winding up or liquidation of the Trust,

           (i) the Debentures may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Clearing Agency, or its nominee, and delivered by the Trustee to the Clearing Agency for crediting to the accounts of its participants pursuant to the procedures of the Depositary. The Issuer upon any such presentation, shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

        (ii) if any Preferred Securities are held in non book-entry certificated form, the Debentures may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be canceled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled, will be executed by the Issuer and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

           (b) Except as provided in (c) below, a Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Issuer or to a nominee of such successor Depositary.

           (c) If (i) the Depositary notifies the Company that it is unwilling or unable to continue as a deposi tary for such Global Debenture and no successor depositary shall have been appointed within 90 days by the Company, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed within 90 days by the Company, (iii) the Company, in its sole discretion, determines that such Global Debenture shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Debentures, as the case may be, the Company will execute, and, subject to
Article 2 of the Indenture, the Trustee, upon written notice from the Company and receipt of a Company Order, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, upon an Event of Default or if the Company may at any time determine that the Debenture shall no longer be represented by a Global Debenture, in such event the Company will execute, and subject to Section 2.8 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company and a Company Order, will authenticate and make available for delivery the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depositary for delivery to the Persons in whose names such Debentures are so registered.

SECTION 2.5.     Interest.

           (a) Each Debenture will bear interest at the rate of ____% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest, at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on ____________, ____________, ________________ and
____________ of each year (each, an "Interest Payment Date," commencing on
______________, 1997), to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of any Debentures of which the Property Trustee is the Holder or a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or, except if the Debentures are held by the Property Trustee, the Debentures are not represented by a Global Debenture, the regular record date for such interest installment shall be the fifteenth day of the month in which the applicable Interest Payment Date occurs.

           (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount thereof (to the extent permitted by law) at the stated rate per annum, compounded quarterly.

           (c) In the event that (i) the Property Trustee is the Holder of all of the Outstanding Debentures, (ii) a Tax Event in respect of the Trust shall have occurred and be continuing and (iii) the Company shall not have (A) redeemed the Debentures pursuant to Section 3.7 or 3.8 or (B) terminated the Trust pursuant to Section 9.2(b) of the Trust Agreement, the Company shall pay to the Trust (and its permitted successors or assigns under the Trust Agreement) for so long as the Trust (or its permitted successor or assignee) is the registered holder of the Debentures, such additional amounts as may be necessary in order that the amount of distributions (including any Additional Amounts as defined in the Trust Agreement) then due and payable by the Trust on the Preferred Securities and Common Securities that at any time remain outstanding in accord with the terms thereof shall not be reduced as a result of any Additional Taxes (the "Additional Sums"). Whenever in this Indenture or the Debentures there is a reference in any context to the payment of principal of or interest on the Debentures, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made, provided, however, that the extension of an interest payment period pursuant to Section 4.1 or the Debentures shall not extend the payment of any Additional Sums that may be due and payable during such interest payment period.

                                  ARTICLE III.

                      REDEMPTION OR EXCHANGE OF DEBENTURES

SECTION 3.1 Election to Redeem; Notice to Trustee. The election of the Issuer to redeem any Debentures shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Issuer, the Issuer shall, not less than 45 days prior to the date fixed for redemption (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such date and of the principal amount of Debentures to be redeemed.

SECTION 3.2 Selection of Debentures to Be Redeemed. If less than all the Debentures are to be redeemed, the particular Debentures to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee from the Outstanding Debentures not previously called for redemption, by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of the Debentures Outstanding, provided that the unredeemed portion of the principal amount of the Debentures be in an authorized denomination (which shall not be less than the minimum authorized denomination) for the Debentures.

      The Trustee shall promptly notify the Issuer in writing of the Debentures selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debenture redeemed or to be redeemed only in part, to the portion of the principal amount of such Debenture which has been or is to be redeemed. If the Issuer shall so direct, Debentures registered in the name of the Issuer, any Affiliate or any Subsidiary thereof shall not be included in the Debentures selected for redemption.

SECTION 3.3 Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not later than the thirtieth day, and not earlier than the sixtieth day, prior to the date fixed for redemption, to each Holder of Debentures to be redeemed, at the address of such Holder as it appears in the Securities Register.

      With respect to Debentures to be redeemed, each notice of redemption shall state:

           (a)   the Redemption Date;

           (b) the redemption price at which the Debentures are to be redeemed (the "Redemption Price");

           (c) if less than all Outstanding Debentures are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Debentures to be redeemed (including, if relevant, the CUSIP or ISIN number);

           (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture or portion thereof, and that upon deposit with the Paying Agent interest thereon, if any, shall cease to accrue on and after the Redemption Date;

           (e) the place or places where the Debentures are to be surrendered for payment of the redemption price at which the Debentures are to be redeemed; and

           (f) that a Holder of Debentures who desires to convert Debentures called for redemption must satisfy the requirements for conversion contained in the Debentures, the then existing conversion price or rate, and the date and time when the option to convert shall expire.

      Notice of redemption of Debentures to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer and shall be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

SECTION 3.4 Deposit of Redemption Price. Prior to 12:00 noon, New York City time, on the Redemption Date specified in the notice of redemption given as provided in Section 3.3, the Issuer will deposit with the Trustee or with one or more Paying Agents (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.2 of the Indenture) an amount of money sufficient to redeem on the Redemption Date all the Debentures so called for redemption at the applicable Redemption Price.

      If any Debenture called for redemption has been converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in the last paragraph of Section 2.7 of the Indenture) be paid to the Issuer or, if then held by the Issuer, shall be discharged from such trust.

SECTION 3.5 Debentures Payable on Redemption Date. If notice of redemption has been given as provided in Section 3.3, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, including any accrued interest (and any Additional Interest) thereon, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price or any accrued interest on (including any Additional Interest)) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Issuer at the Redemption Price, including any accrued interest (and any Additional Interest) to the Redemption Date.

      If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Debenture.

SECTION 3.6 Debentures Redeemed in Part. In the event of any redemption in part, the Issuer shall not be required to (i) issue, register the transfer of or exchange any Debenture during a period beginning at 9:00 a.m. (New York City time) 15 Business Days before any selection for redemption of Debentures and ending at 5:00 p.m. (New York City time) on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Debentures to be so redeemed and (ii) register the transfer of or exchange any Debentures so selected for redemption, in whole or in part, except for the unredeemed portion of any Debentures being redeemed in part.

      Any Debenture which is to be redeemed only in part shall be surrendered at the place of payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered. Each Debenture shall be subject to partial redemption only in the amount of $50 or integral multiples thereof.

      The Debentures are not entitled to the benefit of any sinking or like fund.

SECTION 3.7 Mandatory Redemption. Upon (i) repayment at maturity or (ii) as a result of acceleration upon the occurrence of an Event of Default, the Issuer shall redeem all the Outstanding Debentures at a redemption price equal to 100% of the principal amount of such Debentures plus any accrued and unpaid interest, including any Additional Interest, to the date fixed for redemption.

SECTION 3.8 Optional Redemption. Except as set forth below, on and after ____________, ________ and subject to the next succeeding sentence, the Issuer shall have the right, at any time and from time to time, to redeem the Debentures, in whole or in part, upon notice given as set forth in Section 3.3 during the twelve-month periods beginning on ___________________ in each of the following years at the indicated Redemption Price (expressed as a percentage of the principal amount of the Debentures being redeemed), together with any accrued but unpaid interest on the portion being redeemed:

         Redemption Price                                       Redemption Price
Year     (%) of principal amount)        Year                    (% of principal amount)
----     ------------------------        ----                    -----------------------

2001      . . . . . . . . . . . . .      2005  . . . . . . . . . . . . . . . . . . . . .

2002      . . . . . . . . . . . . .      2006  . . . . . . . . . . . . . . . . . . . . .

2003      . . . . . . . . . . . . .      2007 and thereafter  . . . . . . . . . . . .  .

2004      . . . . . . . . . . . . .


         The principal amount of the Debentures so redeemed may not, however, exceed the amount of the proceeds derived, directly or indirectly, by the Issuer or its Subsidiaries from the issuance and sale of Common Stock within three years preceding the date fixed for redemption. The Issuer may not redeem the Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Debentures for all quarterly interest periods terminating on or prior to the giving of notice of the Redemption Date.

         If at any time following the Conversion Expiration Date, less than 5% of the original aggregate principal amount of the Debentures remains Outstanding, such Debentures shall be redeemable at the option of the Issuer, in whole but not in part, at a Redemption Price equal to the principal amount thereof, plus any accrued and unpaid interest.

          Upon the occurrence of a Tax Event, the Issuer shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures in whole or in part, for cash upon the later of (i) 90 days following the occurrence of such Tax Event or (ii)_______________, __ _____, at a Redemption Price equal to the principal amount of such Debentures plus any accrued and unpaid interest, including Additional Interest, to the date fixed for such redemption.

SECTION 3.9      Exchange of Trust Securities for Debentures.

                 (a) At any time, the Issuer shall have the right to terminate the Trust and cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law.

                 (b) If a Special Event in respect of the Trust shall occur, the Issuer shall give the Property Trustee notice of the same. If a Special Event in respect of the Trust shall occur and be continuing, the Trust Agreement requires the Property Trustee to direct the Conversion Agent (as defined in the Trust Agreement) to exchange all outstanding Trust Securities for the Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Securities to be exchanged with accrued interest in an amount equal to any unpaid distributions (including any Additional Amounts) on the Trust Securities provided that, in the case of a Tax Event, the Issuer shall have the right to direct the Property Trustee that less than all, or none of the Trust Securities be so exchanged (i) if and for so long as the Issuer shall have elected to pay any Additional Sums such that the net amounts received by holders of the Trust Securities not so exchanged in respect of distributions are not reduced as a result of such Tax Event, and shall not have revoked any such election or failed to make such payments or (ii) if the Issuer shall instead elect to redeem the Debentures, in whole or in part, in the manner set forth in Section 3.8.


                                  ARTICLE IV.
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1 Deferrals of Interest Payment Dates. The Company shall have the right, at any time during the term of the Debentures, so long as no Event of Default has occurred and is continuing, from time to time to extend the interest payment period for the Debentures for up to 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), during which period the Company shall have the right to not make payments on interest on any interest payment date, and at the end of such Extension Period the Company shall pay all interest then accrued and unpaid thereon (together with Additional Interest thereon, if any, at the rate specified for the Debentures to the extent permitted by applicable law); provided that no such Extension Period shall exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Debentures. Upon termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. No interest including Additional Interest, if any, shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee, the Property Trustee and the Administrative Trustees notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the record date for the date the distributions on the Preferred Securities of the Trust (or if no, Preferred Securities are outstanding, for the date interest on the Debentures) would have been payable except for the election to begin such Extension Period and (ii) the date the Property Trustee (or, if no Preferred Securities are outstanding, the Trustee) is required to give notice to New York Stock Exchange or other applicable self-regulatory organization or to holders of such Preferred Securities (or, if no Preferred Securities are outstanding, to the holders of such Debentures) of such record date, but in any event not less than one Business Day prior to such record date. Such notice shall specify the period selected.

         The Trustee shall promptly give notice of the Company's selection of such Extension Period to the Holders of the outstanding Debentures.

         The limitations set forth in Section 3.5 of the Indenture shall apply during any Extension Period.

                                   ARTICLE V.
                                    EXPENSES

SECTION 5.1.     Payment of Expenses.

                 In connection with the offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Issuer, in its capacity as borrower with respect to the Debentures, shall:

                 (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and the Pricing Agreements, and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.6 of the Indenture;

                 (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

                 (c) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

                                   ARTICLE VI

                            CONVERSION OF DEBENTURES

SECTION 6.1 Conversion Rights. Subject to and upon compliance with the provisions of this Article, the Debentures are convertible, at the option of the Holder, at any time prior to the Conversion Expiration Date, into fully paid and nonassessable shares of Common Stock of the Issuer at an initial conversion rate of ______ shares of Common Stock for each $50 in aggregate principal amount of Debentures (equal to a conversion price of $______ per share of Common Stock), subject to adjustment as described in this Article 13 of the Indenture (as adjusted the "Conversion Price"). A Holder of Debentures may convert any portion of the principal amount of the Debentures into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount of the Debentures to be converted by the Conversion Price. In case a Debenture or portion thereof is called for redemption, such conversion right in respect of the Debenture or portion so called shall expire at the close of business on the Business Day immediately preceding the corresponding Redemption Date, unless the Issuer defaults in making the payment due upon redemption.



SECTION 6.2      Expiration of Conversion Rights.

                 (a) On and after ________________, the Issuer may, at its option, cause the conversion rights of Holders of Debentures to expire; provided, however, that the Issuer may exercise this option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price of Common Stock exceeds 115% of the Conversion Price of the Debentures, subject to adjustment as described in this Section.

                 (b) In order to exercise its option to terminate the conversion rights of the Debentures, the Issuer must issue a press release for publication on the Dow Jones News Service announcing the Conversion Expiration Date prior to the opening of business on the second trading day after any period in which the condition in Section 6.2(a) has been met, but in no event prior to ________________. The press release shall announce the Conversion Expiration Date (which may not occur sooner than 30 nor more than 60 days after the Issuer issues the press release announcing its intention to terminate the conversion rights of the Debentures) and provide the current Conversion Price and Current Market Price of Common Stock, in each case as of the close of business on the trading day next preceding the date of the press release. Conversion rights will terminate at the close of business on the Conversion Expiration Date.

                 (c) In addition to issuing the press release referred to in the preceding paragraph the Issuer or at the Issuer's request, the Property Trustee, shall send notice of the expiration of conversion rights by first-class mail to the Holders of the Debentures not more than four Business Days after the Issuer issues the press release. Such mailed notice of the expiration of the conversion rights of the Holders shall state: (i) the Conversion Expiration Date; (ii) the Conversion Price of the Debentures and the Current Market Price of the Common Stock, in each case as of the close of business on the Business Day next preceding the date of the notice of expiration of the conversion rights of the Holders; (iii) the place or places at which Debentures may be surrendered prior to the Conversion Expiration Date for certificates representing shares of Common Stock; and (iv) such other information or instructions as the Issuer deems necessary or advisable to enable a Holder to exercise its conversion right hereunder. No defect in the notice of expiration of the conversion rights of the Holders or in the mailing thereof with respect to any Debentures shall affect the validity of such notice with respect to any other Debenture. As of the close of business on the Conversion Expiration Date, the Debenture shall no longer be convertible into Common Stock. If the Issuer does not exercise its option to terminate the conversion rights of the Holders of the Debentures, the Conversion Expiration Date with respect to the Debentures will be the close of business two Business Days preceding the date set for redemption of the Debentures upon the mandatory redemption or Maturity Date of the Debentures.


SECTION 6.3      Conversion Price Adjustments.      The conversion price shall
be subject to adjustment (without duplication) from time to time as follows:

                 (a) In case the Issuer shall, while any of the Debentures are outstanding, (i) pay a dividend or make a distribution with respect to its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Issuer, the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Debentures thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Issuer which he would have owned immediately following such action had such Debentures been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this subsection (a), the Holder of any Debenture thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of capital stock of the Issuer, the Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution filed with the Trustee) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes or series of capital stock. In the event that such dividend, distribution, subdivision, combination or issuance is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

                 (b) In case the Issuer shall, while any of the Debentures are Outstanding, issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the record date mentioned below, the Conversion Price for the Debentures shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. For the purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Issuer. The Issuer shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Issuer. In case any rights or warrants referred to in this subsection in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Issuer, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                 (c) Subject to the last sentence of this subparagraph, in case the Issuer shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (b), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (a) of this Section 6.3), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (c) by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not occurred. For purposes of this subparagraph
(c), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any Conversion Price reduction required by this subparagraph (c)) immediately followed by (ii) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by subparagraph (a) or (b)), except (A) the Reference

Date of such dividend or distribution as defined in this subparagraph shall be substituted as (x) "the record date in the case of a dividend or other distribution," and (y) "the record date for the determination of stockholders entitled to receive such rights or warrants" and (z) "the date fixed for such determination" within the meaning of subparagraphs (a) and (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the conversion price in subparagraph (a).

                 (d) In case the Issuer shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding all regular cash dividends, if the annualized amount thereof per share of Common Stock does not exceed 12.5% of the current market price per share of the Common Stock on the trading day immediately preceding the date of declaration of such dividend), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (d) by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed (excluding that portion of such distribution that does not exceed 12.5% of the Current Market Price per share, determined as provided above) applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the record date mentioned above (excluding that portion of such distribution that does not exceed 12.5% of the Current Market Price per share, determined as provided above), in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of shares of Debentures shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each share of the Debentures immediately prior to the record date for the distribution of the cash (less that portion of such distribution that does not exceed 12.5% of the Current Market Price per share, determined as provided above). In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the conversion price which would then be in effect if such record date had not been fixed.

                 (e) In case a tender or exchange offer (other than an odd-lot offer) made by the Issuer or any Subsidiary of the Issuer for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Issuer or such [Restricted] Subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 110% of the Current Market Price per share of the Common Stock on the trading day next succeeding [Dthe Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (e) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time (including the Purchased Shares) (as defined below) multiplied by the Current Market Price per share of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") (excluding that portion of such consideration that does not exceed 110% of the Current

Market Price per share) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per share of the Common Stock on the trading day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such tender or exchange offer is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

                 (f) The Issuer shall have the right to reduce from time to time the Conversion Price by any amount selected by the Issuer for any period of at least 30 days, provided, that Issuer shall give at least 15 days' notice of such reduction to the Trustee and the Property Trustee. The Issuer may, at its option, make such reductions in the Conversion Price, in addition to those set forth above in Section 6.3(a), as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. No adjustment of the Conversion Price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Issuer and the investment of additional optional amounts in shares of Common Stock under any such plan, or the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of the Issuer or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security which does not constitute an issuance to all holders of Common Stock of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase Common Stock at less than the Current Market Price. There shall also be no adjustment of the Conversion Price in case of the issuance of any Common Stock (or securities convertible into or exchangeable for Common Stock), except as specifically described above.

                 (g) If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Holder of the Debentures.

SECTION 6.4      Fundamental Change.    In the event that the Issuer is a party
to any transaction (including, without limitation, a merger other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), consolidation, sale of all or substantially all of the assets of the Issuer, recapitalization or reclassification of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Common Stock) or any compulsory share exchange (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which shares of Common Stock shall be converted into the right to receive, or shall be exchanged for, (i) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change (and subject to funds being legally available for such purpose under applicable law and the time of such conversion), securities, cash or other property, each Debenture shall thereafter be convertible into the kind and, in the case of a Transaction which does not involve a Fundamental Change, amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which a Debenture was convertible immediately prior to such Transaction, or (ii) in the case of a Transaction involving a Common Stock Fundamental Change, common stock, each Debenture shall thereafter be convertible (in the manner described herein) into common stock of the kind received by holders of Common Stock (but in each case after giving effect to any adjustment discussed in paragraphs (b) and (c) relating to a Fundamental Change if such Transaction constitutes a Fundamental Change). The holders of Debentures or Preferred Securities will have no voting rights with respect to any Transaction described in this section.

                 (a) If any Fundamental Change occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change as described in paragraph (c) below. In addition, in the event of a Common Stock Fundamental Change, each Debenture shall be convertible solely into common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change.

                 (b) The Conversion Price in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

        (i) in the case of a Non-Stock Fundamental Change, the Conversion Price of the Debentures will thereupon become the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments, and (B) the result obtained by multiplying the greater of the Applicable Price or the then applicable Reference Market Price by a fraction of which the numerator will be $50 and the denominator will be (x) the amount of the redemption price for the Debenture if the redemption date were the date of such Non-Stock Fundamental Change (or, for the period commencing on the first date of original issuance of the Debentures and through_____________, 1998, and the twelve-month periods commencing _______________, 1998, ___________, 1999,
    _____________, 2000, and ____________, 2001, the product of __________,
    _________, ________ and _________, respectively, multiplied by $50) plus (y)
    any then-accrued and unpaid interest on the Debentures; and

        (ii) in the case of a Common Stock Fundamental Change, the Conversion Price of the Debentures in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments, will thereupon be adjusted by multiplying such Conversion Price by a fraction of which the numerator will be the Purchaser Stock Price and the denominator will be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquirer, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquirer, or other third party, the Conversion Price of the Debentures in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such Conversion Price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquirer, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

SECTION 6.5      Prior Notice of Certain Events.    In case:

                 (a) the Company shall (i) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash that would not require an adjustment pursuant to Section 6.3(c) or (d) or (ii) authorize a tender or exchange offer that would require an adjustment pursuant to Section 6.3(e);

                 (b) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants;

                 (c) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                 (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall (1) if any Preferred Securities are outstanding under the Trust Agreement, cause to be filed with the transfer agent for the Preferred Securities, and shall cause to be mailed to the holders of record of the Preferred Securities, at their last addresses as they shall appear upon the stock transfer books of the Trust or (2) shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).


                                  ARTICLE VII.
                                 SUBORDINATION

SECTION 7.1.     Agreement to Subordinate.

                 The Issuer covenants and agrees, and each Holder of Debentures issued hereunder, by such Holder's acceptance thereof likewise covenants and agrees, that pursuant to Section 2.3(f)(9) of the Indenture all Debentures shall be issued as Subordinated Securities subject to the provisions of Article Twelve of the Indenture and this Article VII; and each Holder of a Debenture by its acceptance thereof accepts and agrees to be bound by such provisions.


                                 ARTICLE VIII.
                          COVENANT TO LIST ON EXCHANGE

SECTION 8.1.     Listing on an Exchange.

                 In connection with the distribution of the Debentures to the holders of the Preferred Securities upon a Dissolution Event, the Issuer will use its best efforts to list such Debentures on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

                                  ARTICLE IX.



                               FORM OF DEBENTURES

SECTION 9.1.     Form of Debenture.

                 The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms and the Debentures shall have such additional terms as may be set forth in such form:

                          (FORM OF FACE OF DEBENTURE)

                 [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURES, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                 Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.                                                                $


CUSIP NO.


                             CMS ENERGY CORPORATION

                    ___% CONVERTIBLE SUBORDINATED DEBENTURES
                                    DUE 2027

                 CMS Energy Corporation, a Michigan corporation (the "Issuer", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of _____________ Dollars ($___________) on _________, ____, and to pay interest on said principal sum from ____________, 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on ___________, ________, ____________ and ____________ of each year commencing
___________ at the rate of ___% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest

Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the
business day next preceding such Interest Payment Date.   [IF PURSUANT TO THE
PROVISIONS OF THE INDENTURE THE DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close of business on the 15th day of the
month in which such Interest Payment Date occurs.]     Payment of the principal
of (and premium, if any) and interest on this Debenture will be made [Insert, if a global security is issued - to the Depositary Trust Company or its nominee] [Insert if securities in definitive form are issued - at the office or agency of the Paying Agent maintained for that purpose in the United States], in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts provided, however, that at the option of the Issuer payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register. If and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, interest shall be paid to the person in whose name this Debenture is registered at the close of business on a subsequent record date (which shall not be less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of this Debenture not less than 15 days preceding such subsequent Record Date. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee in the Borough of Manhattan, the City of New York maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account maintained by the Holder. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Property Trustee.

                 The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

                 This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

                 The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                 IN WITNESS WHEREOF, the Issuer has caused this instrument to be executed.

Dated

                                        CMS Energy Corporation

                                        By:
                                        Name:
                                        Title


Attest:

By:
Name:
Title:



                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

  This is one of the Securities of the series of Securities described in the within-mentioned Indenture.

[                    ]

                                   ________________________________
                                   as Trustee

                                   By
                                    Authorized Officer



                         (FORM OF REVERSE OF DEBENTURE)

           This Debenture is one of a duly authorized series of Securities of the Issuer (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of _______, 1997, duly executed and delivered between the Issuer and The Bank of New York, as Trustee (the "Trustee"), as supplemented by the First Supplemented Indenture dated as of _______, 1997, between the Issuer and the Trustee (the "First Supplemental Indenture"; and the Indenture, as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Debentures. By the terms of the

Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

           The Issuer shall have the right to redeem this Debenture at the option of the Issuer, without premium or penalty, in whole or in part at any time on or after ___________, ____ or at any time in certain circumstances upon the occurrence of a Special Event, at a redemption price set forth in Article III of the First Supplemental Indenture.

           In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

           If a Special Event shall occur and be continuing, this Debenture shall be exchangeable for Preferred Securities in accordance with Section 3.9 or, in certain circumstances, redeemable by the Issuer in accordance with
Section 3.8.

           Subject to the terms and conditions set forth in Article 6 of the First Supplemental Indenture and Article 13 of the Indenture, this Debenture is convertible, at the option of the Holder, hereof into shares of Common Stock.

           In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

           The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures and other Indenture securities of each series affected at the time Outstanding and affected (voting as one class), as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that the Issuer and the Trustee may not, without the consent of the Holder of each Debenture then Outstanding and affected thereby: (a) change the time of payment of the principal (or any installment) of any Debenture, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or impair the right to institute suit for the enforcement of any payment on any Debenture when due or (b) reduce the percentage in principal amount of the Debentures, the consent of whose Holders is required for any such modification or for any waiver provided for in the Indenture. The Indenture also contains provisions providing that prior to the acceleration of the maturity of any Debenture or other securities outstanding under the Indenture, the Holders of a majority in aggregate principal amount of Debentures of and other Securities Outstanding under the Indenture with respect to which a default or/an Event of Default shall have occurred and be continuing (voting as one class) may on behalf of the Holders of all such affected Securities (including the Debentures) waive any past default and its consequences, except a default or an Event of Default in respect of a covenant or provision of the Indenture or of any Debenture or other Security which cannot be modified or amended without the consent of the Holder of each Debenture or other Security affected. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

           No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

           The Issuer shall have the right at any time during the term of this Debenture, from time to time, to extend the interest payment period of such Debenture for up to 20 consecutive quarters with respect to each deferral period (each such deferral period an "Extension Period"), during which periods the Issuer shall have the right not to make payments of interest on any Interest Payment Date, and at the end of which the Issuer shall pay all interest then accrued and unpaid (together with Additional Interest and Liquidated Damages, if any, thereon to the extent permitted by applicable law). Prior to the termination of any such Extension Period, the Issuer may further extend the interest payment period, provided that no Extension Period shall exceed 20 consecutive quarters or extend beyond the Stated Maturity of this Debenture. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Issuer may elect to begin a new Extension Period.

           As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Issuer, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

           Prior to due presentment for registration of transfer of this Debenture, the Issuer, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Issuer nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

           No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Issuer or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

           Debentures of this series so issued are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series in authorized denominations, as requested by the Holder surrendering the same.

           All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                              NOTICE OF CONVERSION

To: CMS Energy Corporation

           The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion below designated, into Common Stock of CMS ENERGY CORPORATION in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date: ____________, ____

      in whole __
      in part ___                                 Portions of Debenture to be
                                                  converted ($50 or integral
                                                  multiples thereof):
                                                  $_________________

                                             __________________________________
                                             Signature (for conversion only)

                                                   Please Print or Typewrite
                                                   Name and Address, Including
                                                   Zip Code, and Social
                                                   Security or Other
                                                   Identifying Number

                                                _______________________________
                                                _______________________________
                                                _______________________________



Signature Guarantee:1 ______________________





____________________

1    Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program
(SEMP);  or  (iv)   in  such  other  guarantee  programs acceptable to the
Trustee.

SECTION 9.2.  Form of Assignment.  The form of Assignment shall be as follows:2

                                ASSIGNMENT FORM

           To assign this Debenture, fill in the form below:

           (I) or (We) assign and transfer this Security to
________________________________________________________________________________

               (Inset assignee's social security or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________ agent to transfer this Debenture on the books of the Issuer. The agent may substitute another to act for him.

                          Your Signature:
                                                  ______________________________
                                                  ______________________________
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Security)

                          Date:  ____________________

                          Signature Guarantee:3________________________________



                                   ARTICLE X.
                          ORIGINAL ISSUE OF DEBENTURES

SECTION 10.1.  Original Issue of Debentures.

           Debentures in the aggregate principal amount of $___________ may, upon execution of this First Supplemental Indenture, be executed by the Issuer and delivered to the Trustee for authentication, and the

---------------
(2) Or in the form provided in Section 6.14 in the event that a separate Autheticating Agent is appointed pursuant thereto.

3Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Trustee.

Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Issuer, in accordance with Section 2.4 of the Indenture.

                                  ARTICLE XI.
                                 MISCELLANEOUS

SECTION 11.1.  Ratification of Indenture.

           The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 11.2.  Trustee Not Responsible for Recitals.

           The recitals herein contained are made by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 11.3.  Governing Law.

           This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of Michigan, and for all purposes shall be construed in accordance with the laws of said State, provided, however, that the rights, duties and obligations of the Trustee are governed and construed in accordance with the laws of the State of New York.

SECTION 11.4.  Separability.

           In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 11.5.  Counterparts.

           This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgements and as of the day and year first above written.

                                CMS Energy Corporation



                                By: ____________________________________________
                                    Name:     Alan M. Wright
                                    Title:   Senior Vice President,
                                               Chief Financial Officer
                                               and Treasurer
[Seal]
Attest:


By:______________________


                                The Bank of New York as Trustee


                                By: ___________________________________________
                                    Name:
                                    Title:

Attest:

By:______________________

STATE OF MICHIGAN   )
                    )ss.
COUNTY OF WAYNE     )


      On the ______ day of __________, 1997, before me personally came Alan M. Wright, to me known, who, being by me duly sworn, did depose and say that he resides at Ann Arbor, Michigan; that he is Senior Vice President, Treasurer and Chief Financial Officer of CMS Energy Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


[Notarial Seal]


______________________________________
Sherry Ann White
Notary Public, Wayne County, Michigan
My Commission Expires:  March 7, 2002